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                                                                  Exhibit 10.77

                         CONSULTING/SEVERANCE AGREEMENT

         THIS CONSULTING/SEVERANCE AGREEMENT ("Agreement") is made and entered into as of the 20th day of May, 1999, by and between Capital Senior Living Corporation, a Delaware corporation ("CSLC"), and Jeffrey L. Beck, an individual ("Beck").

         WHEREAS, Beck is a founder of CSLC and his leadership and commitment has been instrumental in the success of CSLC, and he has prior to the date hereof been the Chief Executive Officer, a director and Co-Chairman of CSLC;

         WHEREAS, Beck now desires for personal reasons to retire from his positions with CSLC and its subsidiaries, and he and CSLC have determined to terminate that certain Amended and Restated Employment Agreement, dated October 8, 1997, by and between Beck and CSLC;

         WHEREAS, CSLC considers Beck's knowledge of CSLC, its business and the senior living industry and his relationships with and knowledge of others engaged in the senior living business to be of great strategic value to CSLC; and

         WHEREAS, CSLC therefore desires to retain Beck as a strategic consultant, and Beck is willing to agree to those arrangements;

         NOW, THEREFORE, in consideration of the premises and covenants considered in this Agreement, the parties hereto agree as follows:

                                   AGREEMENTS

         1. BECK'S OBLIGATIONS. During the term of this Agreement, Beck shall consult in an advisory capacity to the Board of Directors of CSLC (the "Board"). As consultant, Beck shall provide to the Board strategic advice and recommendations affecting the general welfare and business of CSLC and, as an "elder statesman" of the senior living industry, act as a goodwill ambassador for CSLC. Beck shall provide such services at the Board's request, upon reasonable notice, at such time or times and for such duration as shall be mutually agreed upon in any instance. It is expressly agreed that neither the Board's failure to request such services nor any failure or refusal by Beck to agree to any particular time or times and duration shall constitute a breach of this Agreement, whether such failures or refusals be in a particular instance or series of instances, the Board reposing great trust in Beck to determine whether or not advisory services or the timing thereof are appropriate in any particular instance or series of instances. It is also expressly agreed that neither CSLC nor the Board has any right under this Agreement to require Beck to report to or spend any time at CSLC's offices or other facilities or that he attend any particular Board meetings. In the event Beck becomes disabled during the term of this Agreement and as a result is unable to perform the services provided for in this Section 1, the payments and other benefits provided for in this Agreement shall nonetheless continue and all other terms and conditions of this Agreement shall remain in full force and effect. In the event of a Fundamental Change (as defined in Section 15(b)

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of this Agreement) during the term of this Agreement, Beck shall have no further obligation to provide services under this Section 1, CSLC shall have no further obligation to provide the benefits under Section 6, this Agreement shall immediately and automatically without further action by any person become solely a severance agreement and the payments and benefits to Beck provided for in this Agreement shall continue and all other terms and conditions of this Agreement shall remain in full force and effect.

         2. CONFIDENTIALITY. Beck hereby acknowledges his understanding that as a result of his prior employment by CSLC and the consultancy provided for in this Agreement, he has had and may have access to, and possession of, valuable and important confidential or proprietary data, documents and information concerning CSLC, its operations and its future plans. Beck hereby agrees that he will not, either during the term of this Agreement, or at any time after the term of this Agreement with CSLC, divulge or communicate to any person or entity, or use to the detriment of CSLC or for the benefit of any other person or entity, or make or remove any copies of, such confidential information or proprietary data or information, whether or not marked or otherwise identified as confidential or secret. Upon any termination of this Agreement for any reason whatsoever, Beck shall surrender to CSLC any and all materials, including but not limited to drawings, manuals, reports, documents, lists, photographs, maps, surveys, plans, specifications, accountings and any and all other materials relating to CSLC or any of its business, including all copies thereof, that Beck has in his possession, whether or not such material was created or compiled by Beck, but excluding, however, personal memorabilia belonging to Beck and notes taken by him as a member of the Board of Directors ("Excluded Items"). With the exception of the Excluded Items, Beck acknowledges that all such material is solely the property of CSLC, and that Beck has no right, title or interest in or to such materials. Notwithstanding anything to the contrary set forth in this Section 2, the provisions of this Section 2 shall not apply to information which: (i) is or becomes generally available to the public other than as a result of disclosure by Beck, or (ii) is already known to Beck as of the date of this Agreement from sources other than CSLC, or (iii) is required to be disclosed by law or by regulatory or judicial process.

         3. NON-COMPETITION; NON-SOLICITATION. Beck hereby agrees that during the term of this Agreement and for a period of one (1) year after any termination for any reason whatsoever of this Agreement, he will not and will cause his Affiliates not to, directly or indirectly, acquire, develop or operate senior living facilities anywhere in the United States. CSLC hereby acknowledges and agrees that (i) Beck's or Beck's Affiliates' ownership of a class of securities listed on a stock exchange or traded on the over-the-counter market that represents five percent (5%) or less of the number of shares of such class of securities then issued and outstanding, and
(ii) Beck's services to Capital Senior Living Communities, LP and direct or indirect interests therein shall not constitute a violation of this Section
3. During the term of this Agreement and following the termination for any reason of this Agreement, Beck shall not for himself or any third party, directly or indirectly employ, solicit for employment, or recommend for employment any person employed by CSLC or its affiliated companies during the period of such person's employment and for a period of two (2) years thereafter without CSLC's consent.

         The parties hereto have carefully considered the necessity for protection of the goodwill and business of CSLC and the scope of such protection. Beck acknowledges that the restrictions, prohibitions and other provisions of this Section 3 are reasonable, fair and equitable in scope, terms

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and duration, are necessary and essential to protect the legitimate business interests and goodwill of CSLC, are a material inducement to CSLC to enter into the transactions contemplated by this Agreement and that adequate consideration has been and will be received under this Agreement by Beck for such restrictions, prohibitions and other provisions.

         4. WORK PRODUCT. Beck acknowledges that all innovations, improvements, developments, methods, designs, analyses, reports and all similar or related information which relates to CSLC's or any of its subsidiaries' or affiliates' actual or anticipated business, or existing or future products or services and which were conceived, developed or made by Beck while employed by CSLC or during the term of this Agreement ("Work Product") belong to CSLC or such subsidiary or affiliate. Beck will perform all actions requested by the Board of Directors of CSLC to establish and to confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

         5. COMPENSATION. CSLC shall pay to Beck consulting compensation of $100,000 per year during the term of this Agreement, paid in approximately equal installments no less frequently than twice a month. CSLC shall not withhold or deduct from such compensation any amounts, Beck being an independent contractor under this Agreement. CSLC shall also reimburse Beck's reasonable and necessary business expenses incurred in providing services to CSLC under this Agreement upon his presentation to CSLC of itemized bills, vouchers or accountings.

         6. OTHER BENEFITS. During the term of this Agreement and for one year thereafter, CSLC, at CSLC's option, either shall continue to provide health benefits made generally available by CSLC to its senior executives to Beck and his dependents or shall reimburse Beck for the cost of obtaining substantially equivalent benefits. During the term of this Agreement, CSLC shall provide for Beck office facilities and furnishings identified on Schedule A attached to this Agreement or substantially equivalent office facilities. During the term of this Agreement, CSLC shall employ Rosemary Papa for three days a week and shall assign Ms. Papa, as her sole and exclusive duty, to provide administrative support to Beck; provided that during the six months commencing with the execution and delivery of this Agreement, Ms Papa will also be required to assist CSLC's management with respect to insurance matters for CSLC and its affiliates. During such assignment, Ms. Papa shall continue to be employed by CSLC with a benefits package no less favorable than the one she now has, her compensation shall be not less than 60% of the compensation she now receives, and she shall be entitled to receive raises and additional benefits, including grants of stock options, no less favorable than 60% of the higher of those provided to the secretaries or administrative or executive assistants of the Chief Executive Officer and the Chief Operating Officer of CSLC.

         7.       TERM OF AGREEMENT. Subject to the survival provisions of
Section 14 of this Agreement, the term of this Agreement shall be for a three
(3) year period commencing on the date of this Agreement. Beck may terminate this Agreement at any time by written notice to CSLC, but any termination by Beck shall not affect those parts of this Agreement the survival of which is provided for in Section 14 of this Agreement. CSLC may terminate this Agreement at any time by written notice to Beck, but any termination by CSLC shall terminate only the rights of CSLC to consulting services under Section 1 of this Agreement and the obligations of Beck to provide such

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consulting services and shall not otherwise affect those parts of this
Agreement the survival of which is provided for in Section 14 of this Agreement.

         8. STOCK OPTIONS. All options for CSLC common stock granted by CSLC to Beck and not exercised prior to the date of this Agreement, whether or not presently vested and notwithstanding any other term thereof, shall become fully vested upon the execution of this Agreement and shall be exercisable at any time during the term of this Agreement and for one (1) year after the expiration of the three-year term of this Agreement (notwithstanding an earlier termination of this Agreement, if any).

         9. REGISTRATION RIGHTS. Beck shall have the following registration rights.

                  (a) For purposes of this Section 9, the term "Registrable Securities shall mean any shares of CSLC common stock ("Common Stock") beneficially owned by Beck (directly or indirectly) plus all shares of Common Stock that Beck may acquire pursuant to the exercise of stock options.

                  (b) If CSLC at any time proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4 or S-8 or another form not available for registering the Registrable Securities for sale to the public), each such time it will give written notice to Beck of its intention so to do. Upon the written request of Beck, received by the Company within 30 days after the giving of any such notice by CSLC, CSLC will cause the Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by CSLC, all to the extent requisite to permit the sale or other disposition by Beck (in accordance with its written request) of such Registrable Securities so registered; provided, however, that if the managing underwriter of CSLC's offering delivers in good faith a written opinion to Beck that either because of (i) the kind of securities which Beck or CSLC intends to include in the offering or
         (ii) the size of the offering which Beck or CSLC intend to make, the success of the offering or the market for CSLC's Common Stock would be materially and adversely affected by the inclusion of the Registrable Securities requested to be included (A) in the event that the size of the offering is the basis for the managing underwriter's opinion, the amount of the securities to be offered for the account of Beck and each other person registering securities of CSLC pursuant to similar incidental registration rights shall be reduced pro rata to the extent necessary to reduce the total amount of securities to be included in such offering to the amount reasonably recommended by such managing underwriter; and (B) in the event that the combination of securities to be offered is the basis of such managing underwriter's opinion (1) the Registrable Securities and other securities to be included in such offering shall be reduced as described in clause (A) above or, (2) if the actions described in Clause (A) would, in the reasonable judgment of the managing underwriter, be insufficient to substantially eliminate the material and adverse effect that inclusion of the Registrable Securities requested to be included would have on such offering, such Registrable Securities will be excluded from such offering. Notwithstanding the foregoing provisions, CSLC may withdraw any

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         registration statement referred to in this Section 9(b) without thereby incurring any liability to Beck.

                  (c) If and whenever CSLC is required by Section 9(b) to effect a piggy back registration, CSLC shall as expeditiously as possible:

                           (i) prepare and file with the Securities and Exchange Commission ("Commission") a registration statement (which, in the case of an underwritten public offering shall be on Form S-1, Form S-2, Form S-3, any successor forms thereto, or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (as determined hereinafter); provided, however, that CSLC may postpone the filing, effectiveness, supplementing or amending of the registration statement for up to 90 days if, in the good faith opinion of CSLC's Board of Directors, the registration or sale of Registrable Securities would adversely affect a material financing, acquisition, disposition of assets or stock, merger or other comparable transaction or would require CSLC to make public disclosure of information the public disclosure of which would have a material adverse effect upon CSLC. During any time that CSLC defers amending or supplementing the registration statement, the holders of Registrable Securities shall discontinue disposing of Registrable Securities;

                           (ii) subject to the proviso in subsection (i), prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period of distribution and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the intended method of disposition set forth in such registration statement for such period;

                           (iii) furnish to Beck and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such registration statement;

                           (iv) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as Beck or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, PROVIDED HOWEVER, that CSLC shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;


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                           (v)      use its best efforts to list or qualify for
                  quotation the Registrable Securities covered by such registration statement with any securities exchange or inter-dealer quotation system on which the Common Stock is then listed or quoted;

                           (vi) notify Beck at any time when a prospectus relating to Registrable Securities is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of Beck, CSLC will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading, provided that the 180-day period described below will be tolled from the time a prospectus contains such a statement or omission until a prospectus correcting such statement or omission has been delivered to Beck and may be delivered to the purchasers of such Registrable Securities in compliance with the Securities Act;

                           (vii) notify Beck immediately, and confirm the notice in writing, (1) when the registration statement becomes effective, (2) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceedings for that purpose, (3) of the receipt by CSLC of any notification with respect to the suspension of qualification of the Registrable Securities for sale in any jurisdiction or of the initiation, or the threatening, of any proceedings for that purpose, and (4) of the receipt of any comments, or requests for additional information, from the Commission or any state regulatory authority. If the Commission or any state regulatory authority shall enter such a stop order or order suspending qualification at any time, CSLC will promptly use its best reasonable efforts to obtain the lifting of such order; and

                           (viii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders as soon as reasonably practicable, but not later than 15 months after the effective date of the registration statement, a statement covering a period of at least 12 months beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

         For purposes hereof, the period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Securities in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby or 180 days after the effective date thereof.

         In connection with each registration hereunder, Beck will furnish to CSLC in writing such information with respect to Beck as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.


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         In connection with each registration pursuant to this Section 9 covering an underwritten public offering, CSLC and Beck agree to use their best efforts to select a managing underwriter (and any co-managers) and to enter into a written agreement with the managing underwriter in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of CSLC's size and investment stature.

                  (d)      All expenses incurred by CSLC in complying with this
         Section 9, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for CSLC, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance, and fees and disbursements of one counsel for Beck but excluding any Selling Expenses, are called "Registration Expenses." All underwriting discounts and selling commissions applicable to the sale of Registrable Securities are called "Selling Expenses."

                           (i) CSLC shall pay all Registration Expenses attributable to the shares of Registrable Securities included in the registration in connection with each registration statement under this Section 9.

                           (ii) All Selling Expenses in connection with each such registration statement applicable to Registrable Securities sold by Beck shall be borne by Beck.

                  (e) Subject to applicable law, CSLC will indemnify each underwriter, Beck and each person controlling any of them, against all claims, losses, damages and liabilities, including legal and other expenses reasonably incurred, arising out of any untrue statement of a material fact contained in the registration statement, or any omission to state a material fact required to be stated in the registration statement or necessary to make the statements not misleading, or arising out of any violation by CSLC of the Securities Act, any state securities or "blue-sky" laws or any applicable rule or regulation. This indemnification will not apply to any claims, losses, damages or liabilities to the extent that they may have been caused by an untrue statement or omission based upon information furnished in writing to CSLC by such underwriter, Beck or controlling person, respectively, expressly for use in the registration statement. With respect to such untrue statement or omission in the information furnished in writing to CSLC by Beck, he will indemnify the underwriters, CSLC, its directors and officers, and each person controlling any of them against any losses, claims, damages, expenses or liabilities to which any of them may become subject as a result of such untrue statement or omission.

                  (f) The registration rights of Beck under this Agreement may be transferred to any trust, family partnership or other family entity formed by Beck to hold shares of Common Stock and to any member of his family.

                  (g) In the event of any merger, consolidation or share exchange pursuant to which CSLC is not the surviving or resulting corporation, CSLC's obligations under this Section 9 shall be assumed by such surviving or resulting corporation.


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                  (h)      The registration obligations of CSLC under this
         Section 9 shall terminate on the date when CSLC delivers to Beck a written opinion of a law firm with recognized securities law expertise, reasonably acceptable to Beck, addressed to Beck that he is permitted to sell all Registrable Securities to the public without registration under applicable law, other than pursuant to Rule 144 or any similar rule.

         10. INDEMNIFICATION BY CSLC. CSLC shall and hereby does indemnify Beck to the extent and in accordance with the terms of ATTACHMENT I to this Agreement.

         11. TERMINATION OF AMENDED AND RESTATED EMPLOYMENT AGREEMENT. Beck and CSLC hereby agree that the Amended and Restated Employment Agreement, dated October 8, 1997, between Beck and CSLC shall be, subject to Section 12 below, upon execution and delivery of this Agreement, cancelled and of no further force and effect. Beck hereby resigns each and every directorship and officer position held on or prior to the date hereof with CSLC and any subsidiary or affiliate of CSLC.

         12. NO EFFECT ON EMPLOYMENT COMPENSATION. Nothing in this Agreement shall be construed to affect in any way employment compensation amounts paid or payable to Beck by CSLC, whether or not determined on or prior to the date of this Agreement, with respect to his employment by CSLC prior to the date hereof. The parties hereto agree that no bonus payments are payable to Beck with respect to his employment by CSLC prior to the date hereof.

         13. MUTUAL RELEASE. CSLC and Beck have, simultaneously with the execution and delivery of this Agreement, executed and delivered the mutual release attached hereto as Attachment II. CSLC represents and warrants to Beck that the release, attached as Attachment II hereto, this Agreement and the Indemnity, attached as Attachment I hereto, have each been approved in good faith by the Board of Directors of CSLC at a meeting, duly called and held in accordance with CSLC's Restated Certificate of Incorporation, its Bylaws and Delaware General Corporation Law, under the procedures provided in Delaware General Corporation Law Section 144(a)(1) with respect to transactions between a corporation and one or more of its directors or officers having a direct or indirect financial interest in the transaction.

         14. SURVIVAL OF CERTAIN PROVISIONS. Sections 1 (last two sentences only), 2, 3 (to the extent provided therein), 6, 8, 9 and 10 (including ATTACHMENT I to this Agreement), 13, this Section 14, and Sections 16 through 22 of this Agreement shall survive the expiration or termination of this Agreement.

         15. CERTAIN TERMS DEFINED. For purposes of this Agreement, the following defined terms have the meaning set forth below:

                  (a) "Affiliate" with regard to Beck means any person controlled by or under common control with him. "Affiliate" with regard to CSLC means any person controlled by or under common control with CSLC. For purposes of these definitions, "Control" when used with respect to any person means the power to direct the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.


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                  (b)      "Fundamental Change" means any of the following: (i)
         a merger, consolidation, statutory share exchange or sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of CSLC that requires the consent or vote of the holders of the Common Stock, other than a consolidation, merger or share exchange of CSLC in which the holders of the Common Stock immediately prior to such transaction have the same proportionate ownership or control of Common Stock of the surviving corporation immediately after such transaction; (ii) the stockholders of CSLC approve any plan or proposal for the liquidation or dissolution of CSLC; (iii) the cessation of control (by virtue of their not constituting a majority of directors) of the Board of Directors of CSLC by the individuals (the "Continuing Directors") who
         (x) at the date of this Agreement were directors or (y) become directors after the date of this Agreement and whose election or nomination for election by CSLC's stockholders was approved by a vote of at least two-thirds of the directors then in office who were directors at the date of this Agreement or whose election or nomination for election was previously so approved; (iv) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of an aggregate of 20% or more of the voting power of CSLC's outstanding voting securities by any person or group (as such term is used in Rule 13d-5 under the Securities Exchange Act of 1934) who beneficially owned less than 15% of the voting power of CSLC's outstanding voting securities on the date of this Agreement, or the acquisition of beneficial ownership of an additional 5% of the voting power of CSLC's outstanding voting securities by any person or group who beneficially owned at least 15% of the voting power of CSLC's outstanding voting securities on the date of this Agreement; PROVIDED, HOWEVER, that notwithstanding the foregoing, an acquisition shall not constitute a Fundamental Change hereunder if the acquiror is (x) a trustee or other fiduciary holding securities under any employee benefit plan of CSLC and acting in such capacity, (y) a wholly-owned subsidiary of CSLC or a corporation owned, directly or indirectly, by the stockholders of CSLC in the same proportions as their ownership of voting securities of CSLC or (z) any other person whose acquisition of shares of voting securities is approved in advance by a majority of the Continuing Directors; or (v) in a Title 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving CSLC to a case under Chapter 7.

         16. EQUITABLE REMEDY. In the event of a breach by Beck of the provisions of Sections 2 or 3 of this Agreement, CSLC shall, in addition to any other available remedies, be entitled to an injunction restraining Beck from violating the terms of the applicable Section and Beck and CSLC agree that said injunction is appropriate and proper relief for such violation.

         17. BECK'S LEGAL FEES AND EXPENSES. It is the intent of CSLC that Beck not be required to incur legal fees and the related expenses associated with the interpretation, enforcement or defense of his rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Beck hereunder. Accordingly, if it should appear to Beck that CSLC has failed to comply with any of its obligations under this Agreement or in the event that CSLC or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, Beck the benefits provided or intended to be provided to Beck hereunder, CSLC irrevocably authorizes Beck from time to time to retain counsel


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of Beck's choice, at the reasonable expense of CSLC as hereafter provided, to advise and represent Beck in connection with any such interpretation, enforcement or defense, including without limitation the initiation or defense of any litigation or other legal action, whether by or against CSLC or any director, officer, stockholder or other person affiliated with CSLC, in any jurisdiction. CSLC will advance and be solely financially responsible for any and all reasonable attorneys' and related fees and reasonable expenses incurred by Beck in connection with any of the foregoing; provided that, if Beck is not successful on the merits or otherwise, Beck shall reimburse CSLC for any advances and payments for his attorneys and related fees and expenses under this Section 17.

         18. NOTICES. All notices and other communications provided to either party hereto under this Agreement shall be in writing and delivered by hand delivery, overnight courier service or certified mail, return receipt requested, to the party being notified at such party's address set forth adjacent to such party's signature on this Agreement, or at such other address as may be designated by a party in a notice to the other party given in accordance with this Agreement. Notices given by hand delivery or overnight courier service shall be deemed received on the date of delivery shown on the courier's delivery receipt or log. Notices given by certified mail shall be deemed received three (3) days after deposit in the U.S. Mail.

         19. CONSTRUCTION. In construing this Agreement, if any portion of this Agreement shall be found to be invalid or unenforceable, the remaining terms and provisions of this Agreement shall be given effect to the maximum extent possible without considering the void, invalid or unenforceable provision. In construing this Agreement, no meaning or effect shall be given to the captions of the paragraphs in this Agreement, which are inserted for convenience of reference only.

         20. CHOICE OF LAW. This Agreement shall be governed and construed in accordance with the internal laws of the State of Texas without resort to choice of law principles.

         21. INTEGRATION; AMENDMENTS. This is an integrated Agreement. This Agreement (including Attachment I hereto) constitutes and is intended as a final expression and a complete and exclusive statement of the understanding and agreement of the parties hereto with respect to the subject matter of this Agreement. All negotiations, discussions and writings between the parties hereto relating to the subject matter of this Agreement are merged into this Agreement, and there are no rights conferred, nor promises, agreements, conditions, undertakings, warranties or representations, oral or written, expressed or implied, between the undersigned parties as to such matters other than as specifically set forth herein. No amendment or modification of or addendum to, this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto. No waiver of any of the provisions of this Agreement shall be valid unless in writing and signed by the party against whom it is sought to be enforced.

         22.      SUCCESSORS AND BINDING AGREEMENT:

                  (a) CSLC will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of CSLC, by agreement in form and substance reasonably satisfactory to Beck, expressly to assume and agree to perform this Agreement in the same manner and to the same extent CSLC would be required to perform if no such succession had taken place. This


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

         Agreement will be binding upon and inure to the benefit of CSLC and any successor to CSLC, including without limitation any persons acquiring directly or indirectly all or substantially all of the business or assets of CSLC whether by purchase, merger, consolidation, reorganization or otherwise, but will not otherwise be assignable, transferable or delegable by CSLC.

                  (b) This Agreement will inure to the benefit of and be enforceable by Beck's personal or legal representatives, executors, administrators, successors, heirs, distributees, legatees and permitted assignees.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth above to be effective as of the date specified in the preamble of this Agreement.

                                       CAPITAL SENIOR LIVING CORPORATION
                                       a Delaware corporation

Address:
14160 Dallas Parkway, #300
Dallas, TX  75240                      By:     /s/ David R. Brickman
                                              ---------------------------------
                                       Its:    Vice President
                                              ---------------------------------



                                       JEFFREY L. BECK

Address:
6211 Raintree Court
Dallas, TX  75240                      /s/ Jeffrey L. Beck
                                       ----------------------------------------
                                       Jeffrey L. Beck



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


                                  ATTACHMENT I

                                    INDEMNITY

         1. CAPITAL SENIOR LIVING CORPORATION (the "Corporation") will indemnify JEFFREY L. BECK ("Indemnitee") in accordance with the following terms.

         2.       DEFINITIONS. As used in this Indemnity:

                  (a) The term "Proceeding" shall include any threatened, pending or completed investigation, claim, action, suit or proceeding, whether of a civil, criminal, administrative or investigative nature (including without limitation any action, suit or proceeding by or in the right of the Corporation or Other Entity to procure a judgment in its favor), in which Indemnitee may be or may have been or may be threatened to be made or to become involved in any manner (including without limitation as a party or a witness) by reason of the fact that Indemnitee has advised the Corporation (as an officer, director or consultant of the Corporation) with respect to any matter, is alleged to have advised Other Entities with respect to any matter in which the Corporation was involved or related or by reason of anything actually or allegedly done or not done by Indemnitee in any of such capacities, and whether such advice, action or inaction occurred in the past or occurs after the date hereof. It is expressly agreed that "Proceeding" shall include any claim, action, suit or proceeding arising out of or related to the Corporation's business relationships with and proposed mergers with ILM Senior Living, Inc. and ILM II Senior Living, Inc., in connection with which the Corporation's Board of Directors in considering this Agreement has determined Indemnitee's actions and advice were in good faith and in the best interests of the Corporation. It is also expressly agreed that "Proceeding" shall include any claim, action, suit or proceeding arising out of allegations that Indemnitee's affiliates have engaged in transactions with the Corporation in which Indemnitee had a financial or conflicting interest.

                  (b) The term "Expenses" includes, without limitation, reasonable attorneys' fees and disbursements and all other reasonable costs, expenses and obligations actually and reasonably incurred by Indemnitee in connection with (i) investigating, defending, being a witness in or otherwise participating in, or preparing to defend, be a witness in or participate in, any Proceeding, or (ii) establishing a right to indemnification under Paragraph 6 of this Indemnity, but shall not include the amount of any judgments, fines or penalties entered or assessed against Indemnitee or any amounts paid or payable in settlement by Indemnitee.

                  (c) The term "Other Entity" includes, without limitation, any subsidiary or affiliate of the Corporation and any entity with which Indemnitee has served or is serving as an officer or director or otherwise in the general interest of the Corporation's business. It is expressly agreed that Indemnitee's (i) service with Capital Realty Group Senior Housing, Inc., a Texas corporation, and with its subsidiaries and partnerships in which it is a general partner, (ii) service with Capital Senior Living Communities, LP, and its general partner, Retirement Living Communities, L.P. and (iii) service with Tri-Point Communities, L.P. were all undertaken by the Indemnitee for the benefit of the Corporation, and all such entities and their affiliates are hereby agreed to be Other Entities within the meaning of this definition.


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


         3. SCOPE OF INDEMNIFICATION. Subject to Paragraph 7 of this Indemnity, the Corporation shall indemnify Indemnitee in accordance with the provisions of this Paragraph 3 if Indemnitee is or was or is threatened to be made or to become involved in any manner, including without limitation as a party or witness, in any Proceeding (including a Proceeding by or in the right of the Corporation or Other Entity to procure a judgment in its favor) against any and all Expenses and any and all judgments, fines and penalties entered or assessed against Indemnitee, and any and all amounts reasonably paid or payable in settlement by Indemnitee, in connection with such Proceeding, but only if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the Corporation's best interests and without gross negligence. THIS INDEMNITY EXPRESSLY INDEMNIFIES INDEMNITEE AGAINST HIS OWN NEGLIGENCE. The termination of any Proceeding by judgment, order of court, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption for purposes of any provision of this Indemnity that Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the Corporation's best interests, or with gross negligence.

         4. INDEMNIFICATION OF EXPENSES OF SUCCESSFUL PARTY; NO ADVERSE PRESUMPTION. Notwithstanding any other provisions of this Indemnity, to the extent that Indemnitee has been successful on the merits or otherwise, in defense of any Proceeding or in defense of any claim, issue or matter therein, including the dismissal of an action without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

         5. ADVANCES OF EXPENSES. The Expenses incurred by Indemnitee pursuant to Paragraph 3 in any Proceeding shall be paid by the Corporation in advance, promptly upon the written request of the Indemnitee, if Indemnitee shall undertake to repay such amount to the extent that it is ultimately determined that Indemnitee is not entitled to indemnification. No security for the performance of any such undertaking shall be required and any such undertaking shall be accepted by the Corporation without regard to the financial capacity of Indemnitee to perform his obligations thereunder.

         6.       RIGHT OF INDEMNITEE TO INDEMNIFICATION UPON APPLICATION:
PROCEDURE UPON APPLICATION. Without limiting the obligation of the Corporation to promptly make payments in respect of Expenses in accordance with Paragraph 5, any indemnification under Paragraph 3 shall be made no later than 45 days after receipt by the Corporation of the written request of Indemnitee, unless a determination is made within said 45-day period by (1) the Board of Directors of the Corporation by a majority vote of a quorum consisting of Directors who are not and were not parties to the relevant Proceeding, or (2) independent legal counsel in a written opinion (which counsel shall be appointed if such a quorum is not obtainable) that the Indemnitee has not met the relevant standards for indemnification set forth in Paragraph 3.

         The right to indemnification or advances as provided by this Indemnity shall be enforceable by Indemnitee in any court of competent jurisdiction. The burden of proving that indemnification is not appropriate shall be on the Corporation. Indemnitee's Expenses reasonably incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.


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


         7. INDEMNIFICATION HEREUNDER NOT EXCLUSIVE; CONSTRUCTION. The indemnification provided by this Indemnity shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the General Corporation Law of the State of Delaware, the Amended and Restated Certificate of Incorporation and/or Bylaws of the Corporation, any other indemnity, any vote of stockholders or disinterested Directors, or otherwise, either as to action in his official capacity on, prior or after the date hereof or as to action in any other capacity. The corporation hereby agrees and acknowledges that it will continue to honor its indemnification obligations to Indemnitee set forth in its Amended and Restated Certificate of Incorporation and/or Bylaws with respect to any existing or future lawsuit against the Corporation and any other actions pursuant to which Indemnitee would be entitled to indemnification.

         8. PARTIAL INDEMNIFICATION. In the event that Indemnitee is entitled under any provision of this Indemnity to indemnification by the Corporation for a portion but less than the entire amount of any Expenses, judgments, fines, penalties and/or amounts paid or payable in settlement, the Corporation shall fully indemnify Indemnitee in accordance with the applicable provisions of this Indemnity for such portion of such Expenses, judgments, fines, penalties and/or amounts paid in settlement.

         9. SUBROGATION. In the event that the Corporation provides any indemnification or makes any payment to Indemnitee in respect of any matter in respect of which indemnification or the advancement of expenses is provided for herein, the Corporation shall be subrogated to the extent of such indemnification or other payment to all of the related rights of recovery of Indemnitee against other persons or entities. Indemnitee shall execute all papers reasonably required and shall do everything that may be reasonably necessary to secure such rights and enable the Corporation effectively to bring suit to enforce such rights (with all of Indemnitee's reasonable costs and expenses, including attorneys' fees and disbursements, to be reimbursed by or, at the option of Indemnitee, advanced by the Corporation).

         10. NO DUPLICATION OF PAYMENTS. The Corporation shall not be obligated under this Indemnity to provide any indemnification or make any payment to which Indemnitee is otherwise entitled hereunder to the extent, but only to the extent, that such indemnification or payment hereunder would be duplicative of any amount actually received by Indemnitee pursuant to any insurance policy, the General Corporation Law of the State of Delaware, the Amended and Restated Certificate of Incorporation and/or the Bylaws of the Corporation or otherwise. With respect to the Corporation's indemnity obligations concerning Other Entities, the Corporation shall have no obligation hereunder until and unless Beck has first sought all available insurance coverage benefitting such Other Entities and indemnity available from such Other Entities and such insurance coverage and indemnity has been exhausted or has been denied.

         11. SAVING CLAUSE. If any provision of this Indemnity or the application of any provision hereof to any circumstance is held illegal, invalid or otherwise unenforceable, the remainder of this Indemnity and the application of such provision to any other circumstance shall not be affected, and the provision so held to be illegal, invalid or otherwise unenforceable shall be reformed to the extent (but only to the extent) necessary to make it legal, valid and enforceable.

         12. NOTICE. Indemnitee shall give to the Corporation notice in writing as soon as practicable of any claim made against him or her for which indemnification will or could be sought under this Indemnity, provided, however, that any failure to give such notice to the Corporation will relieve the Corporation from its obligations hereunder only if, and to the extent that, such failure results in the forfeiture of substantial rights and defenses. Notice to the Corporation shall be directed to the Corporation (to the attention of the Chief Executive Officer, with a copy to the General Counsel) at its principal executive office or such other address as the Corporation shall designate in writing to Indemnitee. Notice shall be deemed received when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed), or three calendar days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or one business day after having been sent for next-day delivery by a nationally recognized overnight courier. In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and shall be within Indemnitee's power. The Corporation shall give prompt notice to Indemnitee of any potential claims against Indemnitee of which the Corporation becomes aware.

         13. APPLICABLE LAW. This Indemnity shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

         14. SUCCESSORS. This Indemnity shall be binding upon the Corporation and its successors, including without limitation any person acquiring directly or indirectly all or substantially all of the business or assets of the Corporation whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed the "Corporation" for purposes of this Indemnity), but will not otherwise be assignable, transferable or delegable by the Corporation. The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Corporation, to assume and agree in writing to perform this Indemnity, expressly for the benefit of Indemnitee, in the same manner and to the same extent the Corporation would be required to perform if no such succession had taken place.

Dated:  May 20, 1999               CAPITAL SENIOR LIVING CORPORATION



                                       By:      /s/ David R. Brickman
                                                -------------------------------
                                       Title:            Vice President
                                                -------------------------------




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